UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 29, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

(786) 432-9792

(Registrant’s telephone

number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2025, MIRA Pharmaceuticals, Inc. (the “Company”) completed its acquisition of SKNY Pharmaceuticals, Inc. (“SKNY”) pursuant to the previously announced merger agreement (the “Merger Agreement”). At closing, the Company acquired 100% of SKNY in exchange for restricted shares of the Company’s common stock, par value $0.0001 per share, issued to the shareholders of SKNY. The number of shares issued was determined based on an exchange ratio derived from independent third-party valuations of both companies.

As a condition to closing, SKNY contributed $5 million in marketable securities to the Company, further strengthening the Company’s balance sheet.

The acquisition of SKNY expands the Company’s pipeline and positions the Company as a multi-program biopharmaceutical developer with programs addressing high-value therapeutic areas, including:

●	Ketamir-2, a next-generation ketamine analog currently in Phase 1 clinical development for neuropathic pain, is supported by encouraging preclinical and early clinical results. Preclinical studies have also demonstrated activity in depression and PTSD, reinforcing its potential as a differentiated non-scheduled therapeutic.

●	MIRA-55, an oral THC analog with preclinical results in inflammatory pain comparable to morphine, as well as activity in cognitive decline and anxiety, designed to provide benefit without addictive risk or THC side effects.

●	SKNY-1, a differentiated oral therapeutic candidate targeting obesity and smoking cessation, with preclinical results demonstrating up to 30% weight loss without muscle loss and reversal of nicotine craving.

The Company’s Management believes the acquisition of SKNY represents a transformational step in the Company’s growth strategy, strengthening its financial position and broadening its pipeline of differentiated drug candidates designed to address significant unmet medical needs.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above is incorporated herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein. The Shares were issued in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

8.01 Other Events

On April 8, 2025, the Company received a written notification from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it did not comply with Listing Rule 5550(b)(1) (the “Rule”), which requires a minimum $2,500,000 stockholders’ equity. On May 7, 2025, the Company responded to this notification with a submission (the “Submission”). Based on Nasdaq’s review of the Submission, the Staff determined to grant the Company an extension until October 6, 2025 to regain compliance with the Rule.

Following sales of the Company’s stock through multiple at-the-market offering transactions, as well as the closing of the Merger, as of the date of this report, the Company believes it has regained compliance with the Rule. The Company understands that Nasdaq will continue to monitor the Company’s ongoing compliance with the Rule and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Merger Agreement, dated September 29, 2025, between MIRA Pharmaceuticals, Inc., MIRAPHARM Acquisition, Inc. and SKNY Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACUTICALS, INC.

Dated: September 30, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer